UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

HARDWIRED INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-60880	73-1602395
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1078 Budapest

Marek Jozsefutca 35

Hungary

(Address of Principal Executive Offices)

+36-1-786-9783

(Registrant’s telephone number, including area code)

7325 Oswego Road, Suite D

Liverpool, NY, 13090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On December 6, 2011, the board of directors of Hardwired Interactive, Inc. (the “Company”) appointed Gabor Horvath Dori as the Company’s Chief Operating Officer.  At this time the Company has not entered into an employment agreement with Mr. Dori.

On the same date, the Company issued a press release announcing this appointment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Below is a description of Mr. Dori’s relevant business experience:

Gabor Horvath Dori, age 37, Chief Operating Officer

Mr. Dori currently serves as the Chief Operating Officer of Hardwired Interactive, Inc. In this role, Mr. Dori oversees the day to day operations of the Company. Prior to joining the Company, from 2009 to 2011, Mr. Dori served as the General Manager and Vice President of Viacom Global Hungary, Ltd., an MTV Networks global entertainment content company where he managed and oversaw cinema and cable television operations. From 2002 to 2009, Mr. Dori served as the Chief Executive Officer of Chello Central Europe, a Budapest, Hungary-based television company (“Chello”), owned by Chellomedia where he was responsible for the overall management of Chello. From 2000 to 2007, Mr. Dori served as the Chief Financial Officer of Chello Central Europe where he had management oversight and responsibility of all financial functions and capital resources of the Company, including corporate finance, project finance, corporate accounting, reporting and risk management. In addition, from 2006 to 2010, Mr. Dori served as a member of the board of directors of Chello.  In 2008, Mr. Dori attended the London Business School where he focused his studies in the leadership program.  From 1992 to 1996, Mr. Dori attended the College of Finance and Accountancy in Budapest, Hungary.

Appointment of Chief Marketing Officer

On December 6, 2011, the board of directors of the Company, appointed Renee Blodgett as the Company’s Chief Marketing Officer. At this time the Company has not entered into an employment agreement with Ms. Blodgett.

On the same date, the Company issued a press release announcing this appointment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Below is a description of Ms. Blodgett’s relevant business experience:

Renee Blodgett, age 46, Chief Marketing Officer

Ms. Blodgett currently serves as the Chief Marketing Officer of Hardwired Interactive, Inc. In this role, Ms. Blodgett oversees sales management, product development, distribution channel management, marketing communications, and market research. Prior to joining the Company, in 2010, Ms. Blodgett founded and currently serves as the Chief Executive Officer of Magic Sauce Media, Inc., a company which provides strategic planning and vision brand alignment services. In late 2008, Ms. Blodgett founded and currently serves as the editor in chief of We Blog the World, Inc. an online blog which focuses on global storytelling across a wide array of topics ranging from technology, business, economics, culture, politics, arts, nature, education, sports, marketing, and music. Additionally, in early 2008, Ms. Blodgett co-founded Traveling Geeks, Inc. an initiative that brings entrepreneurs and thought leaders to other countries to share and learn from peers, governments, corporations, and the general public in order to educate, evaluate, and promote innovative technologies. From January 2007 to July 2008, Ms. Blodgett served on the advisory board of b5 Media, a global new media networking company. From April 2007 to December 2007, Ms. Blodgett served on the advisory board of Cozmo Media, a company which uses communities to put video content in front of particular audiences.

Employment Agreement

As previously disclosed above, the Company has not entered into an employment agreement with Mr. Dori or Ms. Blodgett.  The Company intends to enter into employment agreements with our executive officers as we expand our business operations.

Family Relationships

There is no family relationship between Mr.Dori or Ms. Blodgett and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARDWIRED INTERACTIVE, INC.

Date: December 19, 2011	By:	/s/ Peter Vasko
Name: Peter Vasko
Title: Chief Executive Officer